Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

3 December 2024

056710.0014

Jayud Global Logistics Limited

P. O. Box 31119 Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1-1205

Cayman Islands

Dear Sir or Madam

Jayud Global Logistics Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with an offering by the Company with offering up to in the aggregate of 50,000,000 class A ordinary shares of par value of US$0.0001 per share of the Company (the Class A Ordinary Shares and such Class A Ordinary Shares to be offered, the Offering Shares). The Offering Shares will be sold by the Company pursuant to the Company’s registration statement on Form F-3 and accompanying prospectus initially filed on 6 June 2024 with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Registration Statement) and the prospectus supplement dated 3 December 2024 (the Prospectus Supplement) in accordance with the Share Purchase Agreement (as defined in Schedule 1). In this opinion Companies Act means the Companies Act (Revised) of the Cayman Islands.

We are furnishing this opinion as Exhibits 5.1 and 23.3 to the Company’s current report on Form 6-K which will be incorporated by reference into the Registration Statement and the Prospectus Supplement (the Form 6-K).

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1.	Valid Issuance of the Offering Shares. The allotment and issue of the Offering Shares as contemplated by the Registration Statement , the Prospectus Supplement and the Share Purchase Agreement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement and the Prospectus Supplement, and when the names of the shareholders are entered in the register of members of the Company, the Offering Shares will be validly allotted, issued and fully paid and there will be no further obligation of the holders of any of the Offering Shares to make any further payment to the Company in respect of such Offering Shares.

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This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Form 6-K, which is incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 10 June 2022.

2	A copy of the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 16 March 2023 and effective immediately prior to the completion of the initial public offering of the Class A Ordinary Shares (the M&A).

3	A copy of the register of directors and officers of the Company provided to us on 20 May 2024.

Copies of 1 to 3 above have been provided to us by the Company (the Corporate Documents, and together with 4 and 6 below, the Documents).

4	A copy of the executed written resolutions of the board of directors of the Company dated 25 November 2024 (the Resolutions).

5	A copy of the executed share purchase agreement entered into by and among the Company and each of the Purchasers (as defined therein) whose name are set forth on the signature pages thereto to for an aggregate purchase price of US$10,000,000 dated 3 December 2024 (the Share Purchase Agreement).

6	The Registration Statement, the Prospectus Supplement and the Form 6-K.

SCHEDULE 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

4	Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

6	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Non-assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

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